UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

310-751-7510

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously disclosed election of Cecil Bond Kyte as Chief Financial Officer of Rightscorp, Inc. (the “Company”), on May 28, 2015, the Company and Mr. Kyte executed a CFO Offer Letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Kyte will be paid a base salary of $85,000 per year and additional wages of $16,250 per quarter, once the Company achieves quarterly revenues in excess of $600,000 or, alternatively, once the Company has the equivalent of at least 6 months of Operating Capital (as defined in the Offer Letter). The Company also agreed to issue to Mr. Kyte 2,000,000 shares of common stock, five-year warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.25, which will vest immediately, and five-year warrants to purchase 2,000,000 shares of common stock, with an exercise price of $0.25, which will vest in accordance with the schedule set forth in the Offer Letter. Mr. Kyte’s employment under the Offer Letter will be for an initial term of one year commencing June 1, 2015, during which he may be terminated for Cause (as defined in the Offer Letter). In the event Mr. Kyte is terminated without Cause during the initial term, he will be entitled to severance pay of 50% of his base salary, and continuation of paid medical benefits for a period of two months or the remainder of the initial term, whichever is greater.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Form of Offer Letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: June 3, 2015	By:	/s/ Christopher Sabec
	Name:	Christopher Sabec
	Title:	Chief Executive Officer

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